Exhibit 99.1

Starbucks Board of Directors Affirms CEO Transition Details

Board reiterates plans of driving toward naming new leader in Fall
Howard Schultz remaining as interim ceo through calendar Q1 2023 to ensure smooth transition

SEATTLE; June 6, 2022 – Starbucks Corporation (NASDAQ: SBUX) Board of Directors today provided an update to affirm the search details for the Company’s next chief executive officer. As stated during the Company’s quarterly earnings call last month, the Board’s search continues to be on track to identify a successor ceo in the coming months, and the Board has agreed with Schultz that he will remain as interim ceo through the first fiscal quarter of 2023. This timeline provides the company the ideal runway for a seamless transition and continuity of leadership through the 2022 holiday season, as the business transformation continues.

Since returning as interim ceo on April 4, Schultz has engaged deeply with partners (employees) of all levels of the company, working directly with the leadership team to shape a strategic plan for the future of a reimagined Starbucks Coffee Company.  The reinvention plan is being designed through co-creation across the organization with a focus on exceeding the expectations of both partners and customers.

As the next chief executive is named to the position, he or she will undergo full immersion into the Company, collaborating with Schultz directly.  Driving toward an announcement this Fall, the official handoff will take place in the first calendar quarter of 2023.  Thereafter, Schultz will remain on the Starbucks Board.

About Starbucks
Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with more than 34,000 stores worldwide, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at stories.starbucks.com or www.starbucks.com.

Forward-Looking Statements
Certain statements contained herein are “forward-looking” statements within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “project,” “seek,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements include statements relating to trends in or expectations relating to the effects of our existing and any future initiatives, strategies, investments and plans, as well as trends in or expectations regarding our financial results and long-term growth model and drivers; our operations in the U.S. and China; our environmental, social and governance efforts; our partners; economic and consumer trends, including the impact of inflationary pressures; the conversion of several market operations to fully licensed models; our plans for streamlining our operations, including store openings, closures and changes in store formats and models; expanding our licensing to Nestlé of our consumer packaged goods and Foodservice businesses and its effects on our Channel Development segment results; tax rates; business opportunities and expansion; strategic acquisitions; our dividends programs; commodity costs and our mitigation strategy; our liquidity, cash flow from operations, investments, borrowing capacity and use of proceeds; continuing compliance with our covenants under our credit facilities and commercial paper program; repatriation of cash to the U.S.; the likelihood of the issuance of additional debt and the applicable interest rate; the continuing impact of the COVID-19 pandemic on our financial results and future availability of governmental subsidies for COVID-19 or other public health events; our ceo transition; our share repurchase program; our use of cash and cash requirements; the expected effects of new accounting pronouncements and the estimated impact of changes in U.S. tax law, including on tax rates, investments funded by these changes and potential outcomes; and effects of legal proceedings. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties. Actual future results and trends may differ materially depending on a variety of factors, including, but not limited to: further spread of COVID-19 and related disruptions to our business; regulatory measures or voluntary actions that may be put in place to limit the spread of COVID-19, including restrictions on business operations or social distancing requirements, and the duration and efficacy of such restrictions; the resurgence of COVID-19 infections and the circulation of novel variants of COVID-19; fluctuations in U.S. and international economies and currencies; our ability to preserve, grow and leverage our brands; the ability of our business partners and third-party providers to fulfill their responsibilities and commitments; potential negative effects of incidents involving food or beverage-borne illnesses, tampering, adulteration, contamination or mislabeling; potential negative effects of material breaches of our information technology systems to the extent we experience a material breach; material failures of our information technology systems; costs associated with, and the successful execution of, the Company’s initiatives and plans; new initiatives and plans or revisions to existing initiatives or plans; our ability to obtain financing on acceptable terms; the acceptance of the Company’s products by our customers, evolving consumer preferences and tastes and changes in consumer spending behavior; partner investments, changes in the availability and cost of labor including any union organizing efforts and our responses to such efforts; failure to attract or retain key executive or employee talent; significant increased logistics costs; inflationary pressures; the impact of competition; inherent risks of operating a global business including any potential negative effects stemming from the Russian invasion of Ukraine; the prices and availability of coffee, dairy and other raw materials; the effect of legal proceedings; the effects of changes in tax laws and related guidance and regulations that may be implemented and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company's most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The company assumes no obligation to update any of these forward-looking statements.

Media Contact:
Jaime Riley
206-318-7100